Exhibit 5.1

[WLRK Letterhead]

November 21, 2016

Tesla Motors, Inc.

3500 Deer Creek Road

Palo Alto, California 94304

Ladies and Gentlemen:

We have acted as special counsel to Tesla Motors, Inc., a Delaware corporation (“Tesla”), in connection with the preparation and filing of Tesla’s Post-Effective Amendment No. 1 to Form S-4 on Form S-8 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), initially filed by Tesla with the U.S. Securities and Exchange Commission (the “SEC”) on November 21, 2016, relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of up to 2,196,556 shares common stock, par value $0.001 per share (the “Common Stock”), of Tesla (the “Shares”) issuable upon the future exercise or settlement of certain outstanding stock options and restricted stock unit awards held by employees of SolarCity Corporation, a Delaware corporation (“SolarCity”), which Tesla acquired on November 21, 2016, pursuant to the Agreement and Plan of Merger, dated as of July 31, 2016 (the “Merger Agreement”), among Tesla, SolarCity Corporation, a Delaware corporation, and D Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of Tesla.

For the purposes of giving this opinion, we have examined the Registration Statement, the Merger Agreement, Tesla’s Amended and Restated Articles of Incorporation and Tesla’s Amended and Restated Bylaws. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments, and have made such other investigations as we have deemed relevant and necessary in connection with this opinion. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of Tesla and certificates or comparable documents of public officials and of officers and representatives of Tesla.

In making such examination and rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that the Shares will be, upon issuance and receipt by Tesla of the consideration therefor in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and Merger Agreement, duly authorized, validly issued, fully paid and nonassessable.

We are members of the bar of the State of New York. Tesla is a Delaware corporation, and we have not considered, and we express no opinion as to, any law other than the Delaware General Corporation Law (including the statutory provisions, and reported judicial decisions interpreting the foregoing).

This opinion letter is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We hereby consent to be named in the Registration Statement as the attorneys who passed upon the legality of the Shares to be issued pursuant to the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

/s/ Wachtell, Lipton, Rosen &Katz